Exhibit 3.53

Date of Incorporation: 6/26/98	State of Incorporation: DE

TISHMAN CONSTRUCTION CORPORATION

6/26/98

BY - LAWS

BY-LAWS

OF

TISHMAN CONSTRUCTION CORPORATION

ARTICLE I.

SHAREHOLDERS’ MEETINGS

SECTION 1.1.      Annual Meeting: The annual meeting of shareholders, for the election of Directors and the transaction of such other business as may properly come before said meeting, shall be held at the principal office of this Corporation in the Borough of Manhattan, City, County and State of New York, at eleven o’clock, A.M., on the last Tuesday in March in each year, or, if such day be a legal holiday, on the next succeeding business day.

SECTION 1.2.      Special Meetings: Special meetings of shareholders, unless otherwise regulated by statute, may be held at any time, pursuant to the notice provided in Section 1.4 hereof, when called by the Chairman of the Board or the President and the President shall call such a meeting when requested by resolution of the Board of Directors or by a writing signed by 3 Directors or by shareholders of record holding 10% of the outstanding shares of the Corporation entitled to vote at the meeting so called. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice provided in Section 1.4 hereof.

SECTION 1.3.      Place of Meeting: All special meetings of shareholders, shall be at the principal office of this Corporation in the Borough of Manhattan, City, County and State of New York, or such other place within or without the State of New York as may be fixed by the Board of Directors.

SECTION 1.4.      Notice: Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at such meeting which shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 262 of the Delaware Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 nor more than 50 days before the date of the meeting, to each shareholder entitled to receive such notice. If mailed, such notice shall be given by depositing in the United States mail, with first class postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Notice requirements for adjourned meetings are set forth in Section 9.2 hereof.

SECTION 1.5.      Quorum: At each meeting of shareholders there must be present to constitute a quorum for the transaction of the business, except as otherwise required by statute, in person and/or by proxy, shareholders of record owning at least a majority of the outstanding shares of the Corporation entitled to vote at such meeting. If a quorum be lacking, the shareholders present and entitled to vote, from time to time, by vote of a majority of them, may adjourn the meeting to a future day certain.

SECTION 1.6.      Voting: At each meeting of shareholders every shareholder of record of shares entitled to vote thereat may be present and vote such shares in person or by proxy signed by such shareholder or by such shareholder’s authorized attorney-in-fact. Such instrument of proxy shall be filed with the secretary of the meeting at which the proxy votes thereunder. No instrument of proxy shall be voted on after 11 months from the date thereof unless otherwise specified in the instrument of proxy. The voting at any meeting of shareholders need not be by ballot (unless so required by statute) but it shall be by ballot if any qualified voter present so requests. Each ballot shall be signed by the shareholder voting or in his name and by his proxy and shall state the number of shares voted thereby. Shares of its own belonging to the Corporation shall not be voted upon either directly or indirectly. Whenever Directors are to be elected by the shareholders, they shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by the affirmative vote of the majority of shares entitled to vote thereon. Except as otherwise provided by law, every holder of record of shares of the Corporation entitled to vote on any matter at any meeting of shareholders shall be entitled to one vote for every such share standing in his name on the record of shareholders of the Corporation on the record date for the determination of the shareholders entitled to vote at the meeting. Inspectors of an election at any shareholders’ meeting may be appointed in advance of such meeting by the Board of Directors.

SECTION 1.7.      List of Shareholders: A list of the shareholders eligible to vote shall be open to inspection by shareholders at every meeting of shareholders.

SECTION 1.8.      Organization: At every meeting of shareholders the presiding officer shall be the Chairman of the Board or, in his absence, the Vice Chairman of the Board or, in his absence, the President or, in their absence, a Vice President in the order of seniority as designated by the Board or, in the absence of all these officers, a chairman chosen by the shareholders present in person and by proxy. The Secretary or, in his absence, an Assistant Secretary or, in their absence, an appointee of the chairman of the meeting shall act as secretary of the proceedings thereat.

SECTION 1.9.      Written Consent of Shareholders in Lieu of a Meeting: Any action required or permitted to be taken by the shareholders may be taken without a meeting if all shareholders consent in writing to the adoption of a resolution authorizing such action. Each resolution so adopted and the written consents thereto by the shareholders shall be filed with the minutes of the proceedings of the shareholders.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.1.      Number, Election and Term of Directors: The original number of Directors shall be Three (3). Thereafter, the number of Directors may be changed as hereinafter provided, but in no case shall be less than One (1). The number of Directors may be changed at any time and from time to time at any annual or special meeting of the shareholders by vote of the shareholders entitled to vote for the election of Directors, or at any meeting of the Board by the vote of a majority of the entire Board, except that no decrease shall shorten the term of any incumbent Director. The Directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders held for that purpose. Each Director shall hold office from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been elected and shall have qualified. If a vacancy arises due to the death of a director, the new director shall be elected at the next annual meeting. If there are two or more such vacancies, new Director shall be elected at a special meeting of the shareholders no later than 60 days after the occurrence of the second vacancy.

All of the Directors shall be of full age. Directors need not be shareholders.

SECTION 2.2.      Time and Place of Meetings: As promptly as reasonably possible after the adjournment of the annual meeting of shareholders, the Board of Directors shall meet for the purpose of organization and the appointment of officers and committees for the ensuing year, such meeting to be held at the place where such meeting of shareholders was held. No notice of such annual meeting of the Board of Directors need be given. By resolution of the Board of Directors, the time of holding subsequent regular meetings of the Board of Directors may be fixed from time to time. At any time special meetings of the Board of Directors may be held, pursuant to the notice provided in Section 2.3 hereof, when called by the Chairman of the Board or Vice Chairman of the Board or the President or by a writing signed by 3 Directors. Meetings of the Board of Directors shall be held at the Corporation’s principal office in the Borough of Manhattan, City, County and State of New York, unless another place of meeting (which need not be in the State of New York) shall have been designated in the notice given to each Director.

SECTION 2.3.      Notice: Notice shall be given to each Director of the time and place of each regular and special meeting of the Board of Directors, other than its annual meeting, by mail, first class postage prepaid, at least 3 days before the time fixed for said meeting, or by prepaid telegram or cablegram, at least 2 days before the time fixed for said meeting; such notice to be addressed to such Director at his residence or usual place of business, unless the Corporation has been requested to send notices for him to another address, in which event such notice shall be addressed according to such request.

SECTION 2.4.      Quorum and Manner of Acting: A majority of the entire Board must be present to constitute a quorum for the transaction of business at such meeting; but, if a quorum be lacking, a majority of the Directors present from time to time may adjourn the meeting not beyond 10 days at any one time. The act of a majority of the Directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

SECTION 2.5.      Resignations: A Director may resign at any time by giving notice of his resignation to the Secretary and such resignation, unless specifically contingent upon its acceptance, will be effective as of its date or as of its effective date specified therein.

SECTION 2.6.      Removal of Directors: Any Director may be removed either with or without cause at any time, at a special meeting of shareholders called for that purpose, by a majority of votes cast by holders of shares entitled to vote thereon.

SECTION 2.7.      Vacancies: Any vacancy in the Board of Directors occasioned by the death, resignation or disqualification of a Director, or by the removal of a Director by the shareholders where the vacancy caused thereby is not filled by the shareholders as hereinafter provided, may be filled for the unexpired portion of the term of office of the Director whose office has become vacant by the Board of Directors by the vote of a majority of the Directors then in office at any regular or special meeting. Whenever the number of Directors shall have been increased, the additional Directors may be elected by the vote of a majority of the Directors in office at the time of the increase. Any vacancy occurring in the Board of Directors through the removal of a Director by the shareholders may be filled by a plurality of votes cast by holders of shares entitled to vote thereon at the same meeting at which the removal is effected.

SECTION 2.8.      Compensation: Directors may receive compensation for services to the Corporation in their capacities as Directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

SECTION 2.9.      Proceedings: Proceedings of the Board of Directors and the order of business at its meetings shall be governed by its own regulations, not inconsistent with law and these By-Laws. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, by the Vice Chairman of the Board, or, in his absence, by the President or, in their absence, by a Vice President in the order of seniority as designated by the Board of Directors, or, in the absence of all of said officers, by a chairman chosen by the Directors present. The Secretary or an Assistant Secretary, or, in their absence, an appointee of the chairman of the meeting shall serve as secretary of each meeting of the Board of Directors.

SECTION 2.10.    Powers: The powers of the Board of Directors shall be the powers of the Corporation, except as expressly abridged by statute or by the Corporation’s Certificate of Incorporation or these By-Laws.

SECTION 2.11.    Participation by Telephone: Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 2.12.    Written Consent of Directors in Lieu of a Meeting: Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing such action. Each resolution so adopted and the written consents thereto by members of the Board shall be filed with the minutes of the proceedings of the Board.

ARTICLE III.

EXECUTIVE COMMITTEE

SECTION 3.1.      Appointment and Powers: The Board of Directors, by resolution adopted by at least a majority of the entire Board, may appoint from its number 2 or more Directors to constitute an Executive Committee of the Board of Directors. Subject to Section 141(c) of the Delaware Business Corporation Law, the Executive Committee shall have all the authority of the Board and may exercise such authority in the intervals between meetings of the Board of Directors.

SECTION 3.2.      Meetings: The Executive Committee may adopt rules governing the method of calling and time and place of holding its meetings and the conduct of the proceedings thereat but, in the absence of such rules, the meetings of the Executive Committee shall be called by any member of the Executive Committee by notice to each member of the time and place of holding the same, sent by mail, first class postage prepaid, at least 2 days before the time fixed for said meeting, or by prepaid telegram or cablegram at least one day before the time fixed for said meeting, or given personally at least one day before the time fixed for said meeting; such notice to be addressed to such member at his residence or usual place of business, unless the Corporation has been requested to send notice for him to another address, in which event such notice shall be addressed according to such request. A chairman selected by the Executive Committee shall preside at all meetings of the Executive Committee, but, in his absence from any meeting, another member shall be chosen by the members present to preside. The Secretary or an Assistant Secretary, or, in their absence, an appointee of the chairman of the meeting shall serve as secretary of each meeting of the Executive Committee.

SECTION 3.3.      Quorum and Manner of Acting: To constitute a quorum of the Executive Committee for the transaction of business at any meeting, a majority of the members shall be present and the act of a majority of such quorum shall constitute the act of the Executive Committee. The Executive Committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors at its regular meeting held next after they shall have been taken.

SECTION 3.4.      Removal: Any member of the Executive Committee, other than the Chairman of the Board or the President, may be removed with or without cause by resolution of the Board of Directors, adopted by at least a majority of the entire Board.

SECTION 3.5.      Vacancies: Vacancies in the Executive Committee shall be filled in the same manner as for original appointment to membership.

ARTICLE IV.

OTHER COMMITTEES

SECTION 4.1.      Appointment and Powers: The Board of Directors, by resolution adopted by at least a majority of the entire Board, may appoint 2 or more Directors to constitute one or more other committees to serve for such time and to exercise such powers and functions, subject to Section 141(c) of the Delaware Business Corporation Law, as the Board of Directors shall direct.

SECTION 4.2.      Meetings: Each such committee may adopt rules governing the method of calling and time and place of holding its meetings and the conduct of the proceedings thereat but, in the absence of such rules, the meetings of such committee shall be called by any member of such committee by notice to each member of the time and place of holding the same, sent by mail, first class postage prepaid, at least 2 days before the time fixed for said meeting, or by prepaid telegram or cablegram at least one day before the time fixed for said meeting, or given personally at least one day before the time fixed for said meeting; such notice to be addressed to such member at his residence or usual place of business, unless the Corporation has been requested to send notices for him to another address, in which event such notice shall be addressed to such request. A chairman selected by such committee shall preside at all meetings of such committee, but, in his absence from any meeting, another member shall be chosen by the members present to preside. An appointee of the chairman of the meeting shall serve as secretary of each meeting of such committee.

SECTION 4.3.      Quorum and Manner of Acting: To constitute a quorum of any such Committee for the transaction of business at any meeting, a majority of the members shall be present and the act of a majority of such quorum shall constitute the act of such Committee. Such Committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors or Executive Committee whenever requested so to do.

SECTION 4.4.      Removal: Any member of any such Committee, other than the Chairman of the Board or the President, may be removed with or without cause by resolution of the Board of Directors, adopted by at least a majority of the entire Board.

SECTION 4.5.      Vacancies: Vacancies in any such committee shall be filled in the same manner as for original appointment to membership.

ARTICLE V.

OFFICERS

SECTION 5.1.      Appointment: The Officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed or designated by the Board of Directors. Each of said officers shall be chosen by the Board of Directors to hold office until their respective successors are chosen and qualify. One person may hold any two or more offices except those of President and Secretary. No person shall be or become an officer of the Corporation, no matter what title he has or uses unless he is designated and elected as such officer by the Board of Directors.

SECTION 5.2.      Powers and Duties: The powers and duties of the officers shall, subject to the provisions and control of the Board of Directors, be those usually appertaining to the respective offices and whatever other powers and duties are prescribed by these By-Laws or by the Board of Directors.

A.            The Chairman of the Board: The Chairman of the Board shall be the Chief Executive Officer and shall preside at all meetings of shareholders and of the Board of Directors of this Corporation and shall perform such other duties as may be assigned to him by the Board of Directors.

B.            Vice Chairman of the Board: The Vice Chairman of the Board shall perform duties assigned to him by the Board of Directors or delegated to him by the Chairman of the Board, and shall in the absence of the Chairman of the Board, perform the duties of the Chairman of the Board and, when so acting, shall have the powers appertaining to the performance of those duties.

C.            The President: The President shall be the Chief Operating Officer and shall have general and active control over the affairs and business of the Corporation and supervision of its several officers, subject always to the control of the Board of Directors.

D.            Vice Presidents: The Vice Presidents shall perform duties assigned to them by the Board of Directors or delegated to them by the President and, in order of seniority as designated by the Board of Directors, shall, in the absence of the President, perform as well the duties of the President’s office and, when so acting, shall have the powers appertaining to the performance of those duties.

E.            Secretary: The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders and shall be the custodian of all corporate records. He shall be assisted, and in his absence his duties shall be performed, by Assistant Secretaries, if any.

F.             Treasurer: The Treasurer shall have charge of corporate funds and shall keep a record of the assets and indebtedness of the Corporation. He shall be assisted, and in his absence his duties still be performed, by an Assistant Treasurer, if any. He shall be required to give bond, at the discretion of the Board of Directors, for the faithful discharge of these duties.

SECTION 5.3.      Removal: Any officer may be removed with or without cause by resolution of the Board of Directors.

SECTION 5.4.      Vacancies: Vacancies shall be filled in the same manner as for original appointment to office.

SECTION 5.5.      Salaries: The salaries of all officers shall be fixed by the Board of Directors and no officer shall be precluded from receiving a salary because he is also a Director.

ARTICLE VI.

CORPORATE INSTRUMENTS AND OBLIGATIONS

SECTION 6.1.      Loans, Checks, Drafts and Endorsements: No loans shall be contracted on behalf of the Corporation unless authorized by resolution of the Board of Directors. All checks, drafts and other orders for the payment of money, notes, acceptances and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents and in such manner as shall be determined from time to time by resolution of the Board of Directors. Endorsements for the deposit to the credit of the Corporation in any of its duly authorized depositaries may be made by hand stamped legend in the name of the Corporation or by written endorsement without countersignature.

SECTION 6.2.      Sale or Transfer of Securities: Certificates for shares or bonds or other securities owned or held by the Corporation may be sold or otherwise disposed of and transferred pursuant to resolution (either general or special) of the Board of Directors and, when so authorized to be sold or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Vice President, the Treasurer or an Assistant Treasurer.

SECTION 6.3.      Appointment of Proxies: The President or, in his absence, any Vice President may appoint any person to act and vote on behalf of the Corporation at any meeting of the shareholders of any corporation in which the Corporation holds shares or by his signature may appoint in the name and on behalf of the Corporation a proxy to attend and act and vote in respect of such shares at any such meeting.

ARTICLE VII.

CORPORATE SEAL

SECTION 7.1.      Corporate Seal: The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” or “Seal”.

ARTICLE VIII.

CAPITAL STOCK

SECTION 8.1.      Certificates: Certificates for shares of the Corporation shall be in form approved by the Board of Directors. Such certificates shall bear the seal of the Corporation (which may be engraved or printed) and shall be signed by the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees.

SECTION 8.2.      Shareholders of Record: For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action.

If no record date is so fixed by the Board of Directors, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is not given by reason of due waiver thereof, the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders, made in accordance with this Section, shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

SECTION 8.3.      Transfer: Transfer of shares shall be made upon the record of shareholders of the Corporation by the shareholder of record of said shares or by such shareholder’s authorized attorney-in-fact, upon surrender of the certificate or certificates for such shares. At any time the person in whose name shares are recorded upon the Corporation’s record of shareholders shall, so far as the Corporation is concerned, be deemed the holder of said shares.

SECTION 8.4.      Lost, Stolen, or Destroyed Certificates: Lost, stolen or destroyed certificates may be replaced by the Corporation by new certificates for the same number of shares; provided, however, that the Corporation shall have received due and prompt notice of the loss, theft or destruction and, provided further, that the Corporation shall have been furnished with satisfactory evidence of such loss, theft or destruction and with security sufficient, in the determination of the Board of Directors, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim which might be made by reason of the issue of new certificates for the same shares. A new certificate may, however, be issued without requiring such security when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 8.5.      Examination of Record of Shareholders: The record of shareholders of the Corporation shall be open for inspection only as prescribed by law.

ARTICLE IX.

WAIVER OF NOTICE OF MEETINGS; ADJOURNMENTS

SECTION 9.1.      Waiver: Notice of any meeting need not be given to any person entitled to notice of such meeting who submits, either before or after the meeting, a signed waiver of notice, which, in the case of a shareholder, may be signed by its proxy. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. The attendance of any Director at a meeting of the Board of Directors without protesting, prior thereto or at its commencement, shall constitute a waiver of notice by him.

SECTION 9.2.      Adjourned Meeting: When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment of a meeting of shareholders the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under these By-Laws.

ARTICLE X.

INDEMNIFICATION

SECTION 10.1.    Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or serves or served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation, and the Corporation may advance his related expenses, to the full extent permitted by law.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.1.    Books of Account: Books of account and corporate records shall be open to the inspection of shareholders or others only to the extent required by statute or to the further extent authorized or permitted by the Board of Directors.

SECTION 11.2.    Dividends: Dividends shall be declared only after provision has been made for working capital and reserves in accordance with the best judgment of the Board of Directors.

SECTION 11.3.    The Fiscal Year: The fiscal year of the Corporation shall begin July 1st and end on June 30th.

ARTICLE XII.

AMENDMENTS

SECTION 12.1.    Amendments: These By-Laws may be amended or repealed, and new By-Laws may be adopted, (a) by vote of the holders of the shares at the time entitled to vote in the election of any Directors, at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, or (b) by the Board of Directors. Any By-Law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided, but a By-Law adopted by the shareholders may provide that such By-Law shall not be subject to amendment or repeal by the Board. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.